UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934, as amended

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ASCENDANT SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your vote is important

ASCENDANT SOLUTIONS, INC.

Proxy Statement

2004 ANNUAL MEETING OF STOCKHOLDERS

Ascendant Solutions, Inc.

16250 Dallas Parkway, Suite 102

Dallas, Texas 75248

972-250-0945

April 19, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2004

Ascendant Solutions, Inc. (“Ascendant Solutions” or the “Company”) will hold its Annual Meeting of Stockholders at its corporate headquarters located at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 on May 19, 2004 at 1:00 pm.

We are holding this meeting:

1.	To elect one Class B director to hold office until the annual meeting of stockholders in the year 2007 and until his successor is elected and qualified;

2.	To transact any other business that properly comes before the meeting.

Your board of directors recommends that you vote in favor of the proposal outlined in this proxy statement.

Your board of directors has selected April 5, 2004 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas, for at least ten days before the meeting.

This notice of annual meeting, proxy statement, proxy and our 2004 Annual Report to Stockholders are being distributed on or about April 19, 2004.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

By Order of the Board of Directors,

Susan K. Olson

Assistant Corporate Secretary

YOUR VOTE IS IMPORTANT.

PLEASE REMEMBER TO PROMPTLY

RETURN YOUR PROXY CARD.

QUESTIONS AND ANSWERS

Q1:	Who is soliciting my proxy?

A:	We, the board of directors of Ascendant Solutions, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the 2004 Annual Meeting of Stockholders. Certain directors, officers and employees of Ascendant Solutions also may solicit proxies on our behalf by mail, e-mail, phone, fax or in person.

Q2:	Who is paying for this solicitation?

A:	Ascendant Solutions will pay for the solicitation of proxies. Ascendant Solutions will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Ascendant Solutions’ common stock.

Q3:	What am I voting on?

A:	One item:

•	A proposal to elect Richard L. Bloch as a Class B director.

Q4:	Who can vote?

A:	Only those who owned common stock at the close of business on April 5, 2004, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q5:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Assistant Corporate Secretary of Ascendant Solutions written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominee for director.

Q6:	What constitutes a quorum?

A:	Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 21,665,900 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:	What vote of the stockholders will result in the matters being passed?

A:	Election of Directors. Directors require a plurality of the votes cast in person or by proxy by the stockholders to be elected. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting.

Q8.	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, The Bank of New York, at 800.524.4458.

Q9:	How does the board recommend that I vote on the matters proposed?

A:	The board of directors of Ascendant Solutions unanimously recommends that stockholders vote FOR the proposal submitted at this year’s Annual Meeting.

Q10:	Where can I get a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003?

A:	We will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the financial statement schedules, to each stockholder upon written request to Susan K. Olson, Assistant Corporate Secretary, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248. This proxy statement and the 2003 Annual Report on Form 10-K are also available on Ascendant’s website at www.ascendantsolutions.com.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of the board of directors, or the Board, consisting of five persons, divided into three classes. Members of each class serve offset terms of three years so that only one class is elected each year. Class B, consisting of Richard L. Bloch, who has been nominated by the Board for re-election at this Annual Meeting of Stockholders, and a vacancy for which no nominee has been named, will serve for a term that will expire at the Annual Meeting of Stockholders in 2007. Class C, consisting of James C. Leslie (who was reclassified from Class B as the result of the resignation of the only Class C director), will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2005. Class A, consisting of Jonathan R. Bloch and David E. Bowe, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2006.

The persons designated as proxies will vote the enclosed proxy for the election of the nominee unless you direct them to withhold your votes. If the nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the board. The Board recommends that stockholders vote FOR the nominee.

Below are the names and ages of the nominee for Class B director, and the continuing Class A and Class C directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Nominee for Election for Term Ending with the 2007 Annual Meeting

Class B Director

• Richard L. Bloch	Age 74, a director since March 2002.

Mr. Bloch has served as President of Pinon Farm, Inc., a show-horse breeding and training farm since 1982. Mr. Bloch is a manager of
CLB Holdings, LLC, the general partner of CLB Partners, Ltd., a real estate development limited partnership. Mr. Bloch served as
Chairman of the Board of Columbus Realty Trust from 1993 to
1997. Mr. Bloch is a board member of the City National Bank of
Beverly Hills. In January of 2001, Mr. Bloch was appointed by
California Governor Gray Davis to the Board of Directors of the
22nd District Agricultural Association. He was appointed by
President Bill Clinton to the President’s Foreign Intelligence
Advisory Board, on which he served from 1995 to 1998. He received a B.S. from the University of Chicago. Richard L. Bloch is the father of Jonathan R. Bloch.

Director Continuing in Office Until the 2005 Annual Meeting

Class C Director

• James C. Leslie	Age 48, a director since July 2001 and Chairman of the Board since
March 2002.

Since March 2001, Mr. Leslie has focused primarily on managing his personal investments. Mr. Leslie has positions in one or more subsidiaries, or affiliates, of Ascendant. From 1996 through March
2001, Mr. Leslie served as President and Chief Operating Officer of

The Staubach Company, a full-service international real estate strategy and services firm. From 1988 through March 2001, Mr.
Leslie also served as a director of The Staubach Company. Mr.
Leslie was President of Staubach Financial Services from January
1992 until February 1996. From 1982 until January 1992, Mr. Leslie served as Chief Financial Officer of The Staubach Company. Mr.
Leslie serves on the board of Stratus Properties, Inc. and serves on boards of several private companies. Mr. Leslie holds a B.S. degree from The University of Nebraska and an M.B.A. degree from The
University of Michigan Graduate School of Business.

Directors Continuing in Office Until the 2006 Annual Meeting

Class A Directors

• Jonathan R. Bloch	Age 50, a director since March 1999.

Mr. Bloch has served as Managing Director of GKM Ventures (a venture capital firm) since approximately December 2000.
Mr. Bloch has served as Managing Director of Gerard Klauer
Mattison & Co., Inc. (an investment banking firm) since December
1999. Mr. Bloch served as Chairman of the Board of Ascendant from
May 2001 to March 2002. From June 1997 until January 2000, Mr.
Bloch served as either Senior Vice President or Managing Director of the technology division of Chanin Capital Partners (an investment bank and financial advisor). He has served as the Chairman of the
Board of Directors of Old Tucson Co. (an amusement park) since
January 1997. From September 1995 to June 1997, Mr. Bloch served as Chief Executive Officer of Resource Recovery Techniques of
Arizona (a water treatment company), where he was responsible for general administration. From August 1995 to June 1997, Mr. Bloch was the Managing Member and General Manager of Santa Monica
Amusements, Inc. (an amusement park on the Santa Monica pier)
where he is currently a Managing Member. From April 1992 to
August 1995, Mr. Bloch was Chief Executive Officer of the
California Fertility Associates (a medical clinic), where he was responsible for general administration and management. He received a B.A. from the University of California at Berkeley and a J.D. from the University of San Diego School of Law. Mr. Bloch is the son of
Richard L. Bloch.

• David E. Bowe	Age 45, director since 2000.

Mr. Bowe has served as our Chief Executive Officer since August,
2000, President since March 2000 and as our Chief Financial Officer since September 1999. Prior to accepting the position of President,
Mr. Bowe also acted as our Executive Vice President from
September 1999. Before joining us, Mr. Bowe served as President of
U.S. Housewares Corporation (a consumer products company) from
September 1998 to September 1999. Prior to that, Mr. Bowe was
Executive Vice President of Heartland Capital Partners L.P. (a
private equity firm) from 1993 to 1997 where he was responsible for making private equity investments. From 1987 to 1992, Mr. Bowe served in various executive capacities for The Thompson Company
(a private investment firm) where he participated in the acquisition, development and operation of several portfolio companies. From
1980 to 1987, Mr. Bowe held various executive positions with
Brown Brothers Harriman & Co. (a Wall Street private bank).
Mr. Bowe is a Chartered Financial Analyst and received a BSBA in
Finance from Georgetown University.

All of the foregoing persons are currently directors. Their positions on standing committees of the Board of Directors are shown below under “Committees of the Board of Directors; Meetings”.

Except as described above, there are no family relationships among the executive officers or directors. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

Compensation of Directors

Richard and Jonathan Bloch as non-employee directors are compensated $500 for each board meeting attended in person or $250 for each board meeting attended telephonically, in addition to reimbursement of out-of-pocket expenses. Our directors are eligible to receive stock option grants under our 1999 Long-Term Incentive Plan and our 2002 Equity Incentive Plan. For descriptions of the 1999 Long-Term Incentive Plan and the 2002 Equity Incentive Plan, please see the discussions set forth in the section titled “Management.” In addition, James C. Leslie, Chairman of the Board, was paid an annual retainer of $50,000 for his service as Chairman of the Board in 2003.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2003, the entire Board met three times and acted three times by unanimous written consent. During fiscal 2003, no director attended fewer than 75% of the aggregate number of meetings of the Board and committees on which such director served.

The Board has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a separate Nominating Committee and performs all of the functions of that committee.

The Audit Committee.

The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications, independence and performance and our compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement. During the year ended December 31, 2003, the Audit Committee met five times. Jonathan R. Bloch and Richard L. Bloch are the current members of the Audit Committee.

The Securities and Exchange Commission (“SEC”) has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are “independent”. Since we are not a “listed” company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board does not believe that either member of the Audit Committee is “independent” within the meaning of such rules. The Board does believe that both members of the Audit Committee satisfy the general definition of an independent director under Nasdaq’s Rule 4200, but that neither of them satisfies the more stringent requirements applicable to audit committees under Rule 4350 in view of Richard L. Bloch’s beneficial ownership of 16.3% of our common stock and shared power to vote 35.2% of our outstanding common stock under the voting agreement described in the footnotes in “Stock Ownership” and Jonathan Bloch’s family relationship with Richard Bloch.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board does not believe that either member of the Audit Committee would be described as an Audit Committee Financial Expert. Each of Richard L. Bloch and Jonathan R. Bloch have made significant contributions and provided valuable service to Ascendant Solutions and its stockholders as members of the Audit Committee and the Board believes that each of them has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of Richard L. Bloch and Jonathan R. Bloch and their service as members of the Audit Committee, the Board believes that each of them is qualified to carry out all duties and responsibilities of the Audit Committee.

The Board believes that two of its members, Mr. Leslie and Mr. Bowe, would qualify as an Audit Committee Financial Expert. As Chief Executive and Financial Officer of the Company, Mr. Bowe has made and will make certain certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) our financial statements and other financial information included in periodic reports filed with the SEC, (ii) our disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to us, and (iii) our internal controls and whether there are any deficiencies in the design or operation of such internal controls. As a certifying officer, Mr. Bowe will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications. The Board believes that it is important to maintain independence between the Audit Committee and our certifying officers, and that the significance and importance of maintaining such an independent relationship outweigh the importance of having a person who technically satisfies the definition of an Audit Committee Financial Expert serve on the Audit Committee.

At this time, the Board does not believe that it is necessary to actively search for an outside person to serve on the Board who would qualify as an Audit Committee Financial Expert.

Compensation Committee.    The Compensation Committee recommends to the Board annual salaries for senior management and reviews all company benefit plans. During the year ended December 31, 2003, the Compensation Committee had no formal meetings, instead the full Board performed these functions. The current members of the Compensation Committee are Jonathan R. Bloch and Richard L. Bloch.

Corporate Governance

Nomination Process.    The Board does not have a separate Nominating Committee and performs all of the functions of that committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees. The Board has also considered that two of its members, Richard L. Bloch and James C. Leslie, constitute two of the three persons who share voting control with respect to 7,622,300 shares of common stock, or 35.2% of the shares entitled to vote, as discussed in the footnotes in “Stock Ownership.”

In view of Ascendant’s size, resources and limited scope of operations, the Board has determined that it will not increase the size of the Board from its current size of four members. In the future, the Board may determine that increased size, scope of operations or other factors would make it advisable to add additional directors. In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors will consider suggestions from many sources, including stockholders, regarding possible candidates for directors. The Board may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose. A selection of a nominee by the Board requires a majority vote of the Company’s directors.

The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to consumer products, personal integrity and a high reputation and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board of Directors.

Pursuant to a policy adopted by the Board, the directors will take into consideration a director nominee submitted to the Company by a stockholder; provided that the stockholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in the Company’s proxy statement for the applicable annual meeting as set forth in rules of the Securities and Exchange Commission then in effect. See “Annual Meeting Advance Notice Requirements” below.

Director Attendance at Annual Meetings.    We do not have a policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders. The Board has always encouraged its members to attend its annual meeting. In 2003, two directors (Mr. Leslie and Mr. Bowe) attended our annual meeting of stockholders.

Stockholder Communications With The Board.    Historically, we have not had a formal process for stockholder communications with the Board. We have made an effort to insure that views expressed by a stockholder are presented to the Board. During the upcoming year, the Board may give consideration to the adoption of a formal process for stockholder communications with the Board.

Code of Business Conduct and Ethics.    The Board expects to adopt a Code of Ethics on or before the 2004 Annual Meeting of Stockholders and intends to post the Code of Ethics on the Company’s website at www.ascendantsolutions.com.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our common stock at March 31, 2004, by:

•	each of our named executive officer and directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of March 31, 2004. Unless otherwise noted in the footnotes to the table, and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise noted in the footnotes to the table, the address of each executive officer and director is c/o Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248. We have calculated the percentages of shares beneficially owned based on 21,665,900 shares of common stock outstanding at March 31, 2004.

	Shares of Common Stock beneficially owned
Person or group	Number	Percent
David E. Bowe (1)	765,250	3.5%
Jonathan R. Bloch (2)	965,000	4.3%
James C. Leslie (3)(4)	4,179,634	19.2%
Richard L. Bloch (4)(5)(6)	3,550,000	16.3%
CLB Partners, Ltd. (4)(6)	3,500,000	16.2%
Will Cureton (4)(6)(7)	3,576,000	16.5%
All executive officers and directors as a group (4 persons)(8)	9,459,884	41.1%

(1)	Includes 141,668 shares of restricted stock issued under our 2002 Equity Incentive Plan that are subject to vesting in March 2005. These shares of restricted stock were part of a grant of 425,000 shares of restricted stock that was issued in 2002 in exchange for the cancellation of options to purchase an aggregate 450,000 shares of common stock. Also includes 20,000 shares held by Mr. Bowe’s wife, 15,250 shares held by Mr. Bowe as custodian for minor children and 200,000 shares that may be acquired upon exercise of currently exercisable options.
(2)	Includes (a) 800,000 shares of common stock that may be acquired upon exercise of currently exercisable warrants held by CKM Software Partners at the following exercise prices: 400,000 shares of common stock issuable pursuant to warrants exercisable for $1.00 per share; 240,000 shares of common stock issuable pursuant to warrants exercisable for $2.00 per share; and 160,000 shares of common stock issuable pursuant to warrants exercisable for $3.00 per share, (b) 160,000 shares of common stock that may be acquired upon exercise of currently exercisable options and (c) 5,000 shares of common stock held by Jonathan R. Bloch’s wife. CKM Software Partners is a California general partnership held by Jonathan R. Bloch and Larry Barels. The address of each of these persons and entities is 11150 Santa Monica Blvd., Los Angeles, California 90825.
(3)	Includes 55,000 shares held by James C. Leslie as custodian for minor children and 133,334 shares of common stock that may be acquired upon exercise of currently exercisable options.
(4)

James C. Leslie, CLB, Richard L. Bloch, and Will Cureton are parties to a Voting Agreement dated July 24, 2001, that provides that the parties vote all of the shares of stock of Ascendant Solutions held by them in the manner designated by the affirmative vote of at least a majority of Messrs. Leslie, Bloch and Cureton, each with one vote. Each such entity or individual has sole voting and investment power with respect to their shares of common stock, except to the extent voting power is shared pursuant to the Voting Agreement. As a result of the voting provisions contained in the Voting Agreement, each of James C. Leslie, CLB, Richard L. Bloch and Will Cureton may be deemed an indirect beneficial owner of the shares owned by the other parties thereto. Each party, however, disclaims beneficial ownership of such shares. As of March 31, 2004, there were 7,622,300 shares representing 35.2% of our outstanding common stock subject to the Voting Agreement. The beneficial ownership information contained in this table for each of James C. Leslie, CLB, Richard L. Bloch and Will Cureton does not reflect shares owned by any of the other parties to the Voting Agreement except as otherwise specified in the footnotes.

(5)	Includes 3,500,000 shares owned of record by CLB and 50,000 shares of common stock that may be acquired upon exercise of currently exercisable options.
(6)	CLB Holdings LLC, a Texas limited liability company, is the general partner of CLB. Richard L. Bloch, a director, and Will Cureton are the managers of CLB Holdings LLC and the Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings LLC. Richard L. Bloch is a co-trustee of The Richard and Nancy Bloch Family Trust. The address of CLB is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248
(7)	Includes 3,500,000 shares owned of record by CLB. Mr. Cureton’s address is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248.
(8)	Includes 1,343,334 shares of common stock that may be acquired upon exercise of currently exercisable stock options and warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in 2003, except that each of Richard L. Bloch, Jonathan R. Bloch, and James C. Leslie reported option grants made on March 14, 2002 in Form 4s filed on July 23, 2003. Additionally, VantagePoint Venture Partners III (Q), L.P. and VantagePoint Communications Partners, L.P., which were the holders of more than 10% of our common stock prior the sale of August 29, 2003 of a total of 1,921,300 shares of our common stock (or approximately 8.9% of the total outstanding shares) held by them to James C. Leslie and CLB Partners, Ltd., has not filed a Form 4 or a Form 5 with the SEC with respect to such sale.

Delisting

On May 11, 2001, our stock was delisted from the Nasdaq National Market for failure to satisfy the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450 (a) or (b) and commenced trading on the OTC Bulletin Board. Effective June 25, 2003, our stock was delisted from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of our failure to timely file our Form 10-Q for the period ended March 31, 2003. Effective June 25, 2003, our common stock became eligible for trading on the National Quotation Bureau’s “Pink Sheets,” under the symbol “ASDS”. We reapplied for listing on the OTC Bulletin Board and recommenced trading effective September 18, 2003.

MANAGEMENT

Executive Officers

David E. Bowe is our only executive officer.

Executive Compensation

Summary compensation.    The following table provides summary information concerning compensation paid by us to our Chief Executive Officer (the “named executive officer”). In 2003, no other person who served as an executive officer of Ascendant Solutions at any time during the year had total annual salary and bonus in excess of $100,000. In 2002, David E. Bowe’s salary was reduced and he was awarded certain performance-based options and restricted stock, in part, in exchange for the reduction in salary to be paid to him. See “Compensation Committee Report—Chief Executive Compensation.”

Name and Principal Positions	Year	Annual Compensation					Long-Term Compensation Award				All Other Compensation ($)
		Salary ($)		Bonus ($)			Restricted Stock Awards ($)		Securities Underlying Options (#)
David E. Bowe President, Chief Executive Officer and Chief Financial Officer	2003 2002 2001	$ $ $	100,000 118,750 200,000	$	— — 270,000	(4)	$153,000 —	(2)	— 600,000 —	(3)	$1,333	(1)

(1)	Represents the amount of matching contribution made by us in 2003 for under our 401(k) Plan and in which our employees participate.
(2)	425,000 restricted shares, which vest in three equal annual installments, were granted in March 2002. The value shown is based on the market price of the shares on the date of grant. 141,666 of these shares vested in March 2003. At December 31, 2003, Mr. Bowe held 425,000 restricted shares having a market value on that date of $153,000.
(3)	Represents 600,000 performance-based options granted to Mr. Bowe under our 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share. The performance-based options vest annually over six years with the potential to vest earlier upon achievement of pre-established objectives for EBITDA.
(4)	Represents amount of bonus paid under Mr. Bowe’s Executive Retention Agreement dated May 11, 2001. The agreement terminated on December 31, 2001.

Option Grants in Last Fiscal Year.    There were no option grants during the fiscal year ended December 31, 2003.

Year-end option values.    The named executive officer did not exercise any stock options during the year ended December 31, 2003. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003, and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

	Number of securities underlying unexercised options at fiscal year-end		Value of the unexercised in-the-money options at fiscal year-end
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David E. Bowe	100,000	500,000	$36,000	$180,000

1999 Long-Term Incentive Plan

Our 1999 Long-Term Incentive Plan, approved by the board of directors on May 12, 1999, and subsequently amended, currently provides for the issuance to qualified participants of up to 2,500,000 shares of our common stock pursuant to the grant of stock options. The purpose of our 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using investment interests in Ascendant Solutions, Inc. to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions and to align their interests with the interests of our stockholders. As of March 31, 2004, unexercised options to purchase 1,340,000 shares of common stock were outstanding, having a weighted average exercise price of $0.26 per share, under the 1999 Long-Term Incentive Plan. Of these, options to purchase 10,000 shares of common stock are intended to qualify as Incentive Stock Options under Section 422 of the Code. The remaining options to purchase 1,330,000 shares of common stock are nonqualified stock options.

The outstanding options include 225,000 that were granted to Jonathan R. Bloch and 75,000 that were granted to Richard Bloch on March 14, 2002 at an exercise price of $0.24 per share. These options are exercisable in three installments beginning in March 2003 and expire in 2012. The outstanding options also include 600,000 performance based options granted to David E. Bowe and 400,000 performance based options granted to James C. Leslie on March 14, 2002 at an exercise price of $0.24 per share. The performance based options vest annually over six years beginning in March 2003 with the potential to vest earlier upon achievement of pre-established objectives for EBITDA and expire in 2012.

2002 Equity Incentive Plan

The board of directors adopted the 2002 Equity Incentive Plan on March 14, 2002 and the stockholders approved it at the 2002 Annual Meeting. The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its affiliates may be given an opportunity to acquire a proprietary interest in the Company. Under the 2002 Equity Incentive Plan, the Company may provide various types of long-term incentive awards, including Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards, in order to retain the services of persons who are now employees of or consultants to the Company and its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The 2002 Equity Incentive Plan currently provides for the issuance of awards of up to 2,000,000 shares of our common stock. As of March 31, 2004, 435,000 shares of restricted stock had been granted under the 2002 Equity Incentive Plan.

401(k) Plan

In April 2001, we entered into an agreement with Administaff Companies, Inc. to provide personnel management services to us. Our employees were eligible to participate in Administaff’s 401(k) plan. We made no contributions in 2002. In September 2003, the Company terminated the relationship with Administaff and began participating in a new 401(k) plan that matches 4%. Total contributions by the Company were $2,160 in 2003.

Compensation Committee Interlocks and Insider Participation

The Board has appointed a Compensation Committee consisting of Jonathan R. Bloch and Richard L. Bloch. The Compensation Committee had no formal meetings during 2003; instead the full board performed those functions. The Compensation Committee studies, advises and consults with management respecting the compensation of our officers, and administers our stock-based compensation plans. It also recommends for the board’s consideration any plan for additional compensation that it deems appropriate. During the last fiscal year, no executive officer or employee of Ascendant Solutions served as a member of the Compensation Committee. However, since the Compensation Committee did not meet and the full board performed these functions, both David Bowe and James Leslie participated in the board’s deliberations concerning executive compensation.

Certain Relationships and Related Transactions

Since May 1, 2002, we have sublet our office space from JamJen, Inc., an entity controlled by James Leslie. Mr. Leslie controls, and Richard Bloch is indirectly a limited partner in, the entity that owns the building in which the office space is leased by JamJen. We currently pay monthly rent of approximately $1,800. CRESA Capital Markets Group, L.P. (“Capital Markets”), a limited partnership we control and in which we hold an 80% interest, also shares the space and pays monthly rent to JamJen of approximately $1,300. In connection with our sharing of office space with JamJen, we incur certain shared costs with JamJen, which gives rise to reimbursements from us to JamJen. These costs were approximately $3,400 in 2003. During the year ended December 31, 2003, we paid approximately $21,400 and Capital Markets paid approximately $23,600 in rent. We have not entered into a lease with JamJen, but rather are renting our office space on a month-to-month basis. We believe that such arrangement has been on terms no less favorable to us than could have been obtained in a transaction with an independent third party.

Mr. Leslie is also an employee of Capital Markets. In 2002, Capital Markets entered into a licensing and co-marketing agreement with CRESA Partners, LLC, a national real estate services firm, under which Capital Markets is obligated to pay 15% of its gross revenues to CRESA Partners (in excess of $500,000 annually through 2004) and to pay additional referral fees in certain circumstances. During 2003, we paid $40,000 to CRESA Partners. Mr. Leslie serves as an advisor to the board of directors of CRESA Partners.

During the fourth quarter of 2003, we entered into a participation agreement (the “Participation Agreement”) with Fairways Equities LLC (“Fairways”), an entity controlled by Mr. Leslie and the other principals of Capital Markets, pursuant to which we will receive up to 20% of the profits realized by Fairways in connection with all real estate acquisitions made by Fairways. Additionally, we will have an opportunity, but not the obligation, to invest in the transactions undertaken by Fairways. Our profit participation with the principals of Fairways is subject to modification or termination by Fairways at the end of 2005 in the event that the aggregate level of cash flow (as defined in the Participation Agreement) generated by acquired operating entities has not reached $2 million for the twelve months ended December 31, 2005. During December 2003, we advanced approximately $145,000 as a deposit related to a transaction that closed later that month, at which time the deposit was returned to us. In that transaction, Fairways, through a partnership with an institutional investor, acquired the stock of a company whose sole asset was a single tenant office building and entered into a long-term credit tenant lease with the former owner of the building. During December 2003, we earned approximately $19,000 from our share of net rental payments. We do not have an investment in Fairways, but rather have a profits interest through our Participation Agreement.

During 2003, Mr. Leslie and Mr. Bowe made additional investments in VTE, L.P. of $50,000 and $12,500, respectively. In the aggregate, Mr. Leslie and Mr. Bowe have made investments of $100,000 and $37,500, respectively, in VTE, L.P. In the aggregate, Mr. Leslie and Mr. Bowe personally own 15.5% and 5.8%, respectively, of the limited partnership interests of VTE, L.P..

COMPENSATION COMMITTEE REPORT

Ascendant Solutions’ executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers.

General

David E. Bowe, President, Chief Executive Officer and Chief Financial Officer, was the sole executive officer serving throughout fiscal year 2003. Because Mr. Bowe’s compensation was approved by the entire Board of Directors in 2003, the Compensation Committee did not meet during the fiscal year 2003.

In December 2001, the Company revised its strategic direction to seek acquisition possibilities throughout the United States, make acquisitions or enter into other business endeavors. As a result of a recent acquisition and another proposed acquisition, the Company will evaluate its need to hire additional executive officers in fiscal 2004 and beyond. To the extent that the Company makes a determination to hire additional executive officers, a compensation package will be offered that is consistent with the policies of the Compensation Committee. The general policies of the Compensation Committee are set forth below.

Compensation Policy

Base Salary.    Our goal is to attract, retain and reward a highly competent and productive employee group. Currently, David E. Bowe is our sole executive officer. See “Chief Executive Officer Compensation” below for a discussion of Mr. Bowe’s compensation package. We expect that any future executive officers of the Company would be eligible to receive compensation packages that include a mix of base salary and long-term incentive opportunities and other employee benefits. Changes in compensation are typically based on the individual’s performance, Ascendant Solutions’ financial performance, and the competitive marketplace. Currently, we do not utilize any formal mathematical formula or objective thresholds in determining base salary adjustments. We believe that strict formulas restrict flexibility and are too rigid as the Company continues working through its acquisition and other business strategies.

1999 Long-Term Incentive Plan.    The purpose of the 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using common stock to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions, and to align their interests with the interests of our stockholders. Our directors, officers, employees, consultants and advisors are eligible to receive grants under this plan. With respect to all of our employees other than directors and executive officers, the Compensation Committee has the authority to administer the plan, including the discretion to determine which eligible persons will be granted stock options, the number of shares subject to options, the period of exercise of each option and the terms and conditions of such options. The entire board of directors administers the plan for directors and executive officers. No grants of stock options were made during fiscal 2003 to Mr. Bowe pursuant to the 1999 Long-Term Incentive Plan.

2002 Equity Incentive Plan.    The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its subsidiaries may be given an opportunity to acquire an equity interest in Ascendant Solutions. Our employees, officers, directors, consultants and other persons are deemed to have contributed or to have the potential to contribute to our success. The 2002 Equity Incentive Plan is administered by our Compensation Committee. If from time to time no Compensation Committee is so designated, then the 2002 Equity Incentive Plan will be administered by the Board. No grants of stock options were made during fiscal 2003 to Mr. Bowe pursuant to the 2002 Equity Incentive Plan.

Executive Compensation

David E. Bowe was the sole executive officer serving throughout fiscal year 2003. See “Chief Executive Officer Compensation” below for a discussion of Mr. Bowe’s compensation package.

James C. Leslie served as the Chairman of the Board throughout fiscal year 2003. In connection with such service, Mr. Leslie was paid an annual retainer of $50,000 for 2003. In addition, during 2003 Mr. Leslie was paid $45,038 by Capital Markets for his services.

Chief Executive Officer Compensation

Mr. Bowe’s salary is not currently covered by an employment agreement but in March 2002, the Board approved a salary in the amount of $100,000 be paid to Mr. Bowe during 2003. In March 2002, the Company granted to Mr. Bowe 600,000 performance-based options under its 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share and 425,000 shares of restricted stock under the Company’s 2002 Equity Incentive Plan. The award of these performance-based options and restricted stock to Mr. Bowe was made, in part, in light of a reduction in salary paid to Mr. Bowe that was made to reduce corporate cash expenses. No grants under the 1999 Long-Term Incentive Plan or the 2002 Equity Incentive Plan were made to Mr. Bowe during fiscal 2003.

The Compensation Committee believes that the base salary of $100,000 for Mr. Bowe for calendar year 2003, when considered in light of the March 2002 grant of performance based options and restricted stock, is appropriate in light of his contribution and efforts with respect to the Company’s operations, the value of his job in the marketplace. When evaluating Mr. Bowe’s contributions to the Company for the past fiscal year the Compensation Committee considered, among other things, Mr. Bowe’s ongoing efforts to seek acquisition possibilities throughout the United States, make acquisitions or enter into other business endeavors.

Company Policy on Qualifying Compensation

The Board of Directors periodically reviews the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. In connection with the Board’s periodical review of the potential consequences of Section 162(m), the Board may, in the future, structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee

Jonathan R. Bloch

Richard L. Bloch

PERFORMANCE GRAPH

The following performance graph compares the performance of the Ascendant Solutions common stock to the Nasdaq Market Index and an industry peer group, selected in good faith, for the period from November 11, 1999, the first day of trading for our shares, through December 31, 2003. The graph assumes that the value of the investment in our common stock and each index was $100.00 at November 11, 1999, and that all dividends were reinvested. We have not paid any dividends. Performance data is provided for the last trading day closest to each calendar year end. Ascendant Solutions has elected to change its peer group because it believes the companies reflected in the New Peer Group are more reflective of Ascendant Solutions’ business and therefore provide a more meaningful comparison of stock performance. Because of the change in the index, both the Old Peer Group Index and the New Peer Group Index are included in the following graph.

On May 11, 2001, Ascendant Solutions’ stock was delisted from The Nasdaq National Market for failure to satisfy the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a) or (b) and commenced trading on the OTC Bulletin Board. Effective June 25, 2003, our stock was delisted from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of our failure to timely file our Form 10-Q for the period ended March 31, 2003. Effective June 25, 2003, our common stock became eligible for trading on the National Quotation Bureau’s “Pink Sheets,” under the symbol “ASDS”. We reapplied for listing on the OTC Bulletin Board and recommenced trading effective September 18, 2003.

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN

AMONG ASCENDANT SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 11/10/99 in stock or on 11/30/99 in index including reinvestment of dividends.

Fiscal year ending December 31.

	Cumulative Total Return
Company	11/10/99	12/99	12/00	12/01	12/02	12/03
ASCENDANT SOLUTIONS INC	100.00	221.88	3.51	1.81	4.75	4.50
NASDAQ STOCK MARKET (U.S.)	100.00	120.97	81.02	44.69	41.15	57.85
NEW PEER GROUP	100.00	145.28	76.40	79.46	57.91	83.02
OLD PEER GROUP	100.00	148.81	31.37	20.85	14.34	28.48

(1)	The New Peer Group consists of Misc. Financial Services (30 companies) and the Old Peer Group consists of Industry Group 852 of the Media General Composite Market Value Index (122 Internet software and services companies). A list of the companies in the Peer Groups will be furnished upon request to the Assistant Corporate Secretary at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are “independent”. Since we are not a “listed” company, we are not subject to rules requiring the members of our Audit Committee to be independent.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board does not believe that either member of the Audit Committee is “independent” within the meaning of such rules. The Board does believe that both members of the Audit Committee satisfy the general definition of an independent director under Nasdaq’s Rule 4200, but that neither of them satisfies the more stringent requirements applicable to audit committees under Rule 4350 in view of Richard L. Bloch’s beneficial ownership of 16.3% of our common stock and shared power to vote 35.2% of our outstanding common stock under the voting agreement described in the footnotes in “Stock Ownership” and Jonathan Bloch’s family relationship with Richard Bloch.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

On April 2, 2003, Ernst & Young LLP notified the Company that it did not intend to stand for re-election as the Company’s independent public accountants. The Audit Committee engaged BDO Seidman, LLP as its new independent accountants with the engagement commencing as of June 25, 2003. See “Change in Company’s Certifying Accountant.”

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1, which included the independent auditors’ non-audit related tax work, and has discussed with the independent auditors the auditor’s independence from management and the Company.

The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The committee held five meetings during the fiscal year ended 2003.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of BDO Seidman, LLP.

Audit Committee

Jonathan R. Bloch

Richard L. Bloch

INDEPENDENT AUDITORS

Effective June 25, 2003, the Audit Committee of the Board of Directors of Ascendant Solutions, Inc. engaged BDO Seidman, LLP as the independent accountants for the year ended December 31, 2003, and has appointed them as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2004 and to render other professional services as required. Representatives of BDO Seidman, LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Change in Company’s Certifying Accountant

Ernst & Young LLP served as our independent accountants since the inception of the Company. On April 2, 2003, Ernst & Young notified us that it did not intend to stand for re-election as the Company’s independent public accountants.

The reports of Ernst & Young on the Company’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002, and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to such matter in connection with its report. During the two most recent fiscal years and through the date of dismissal there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following matter related to the Company’s internal control:

As disclosed in the Company’s 10-K filed March 31, 2003, Item 14, management concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. However, due to the limited size of the Company’s staff, there is inherently a lack of segregation of duties related to the authorization, recording, processing and reporting of transactions. We periodically assess the cost versus benefit of adding the resources that would remedy this situation and currently, with the concurrence of the board of directors, do not consider the benefits to outweigh the costs of adding additional staff in light of the limited number of transactions related to the company’s operations.

In connection with the audit of the consolidated financial statements for the year ended December 31, 2002, Ernst & Young LLP advised the Company that the lack of segregation of duties is a material weakness. A material weakness is a reportable condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

The Company furnished Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the foregoing statements. A copy of the letter of Ernst & Young to the Securities and Exchange Commission, dated April 9, 2003, is filed as Exhibit 16 to the Company’s Current Report on Form 8-K filed on April 9, 2003.

The Company’s Board of Directors has authorized Ernst & Young to respond fully to any inquiries made by any successor accountants.

Additionally, the Company has furnished Ernst & Young and BDO Seidman with a copy of this disclosure and acknowledged that each such firm may present its views in a brief statement to be included in this Proxy Statement if it believes that the above statements regarding the change in the Company’s certifying accountant are incorrect or incomplete. Neither Ernst & Young nor BDO Seidman submitted such a statement for inclusion in this Proxy Statement.

Fees Paid to Ernst & Young

The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal year 2002.

2002
Audit Fees	$38,550
Audit-Related Fees	$0
Tax Fees	$11,865
All Other Fees	$13,567

Total	$63,982

Fees Paid to BDO Seidman

The following table shows the fees that we paid or accrued for the audit and other services provided by BDO Seidman for fiscal year 2003.

2003
Audit Fees	$58,000
Audit-Related Fees	$0
Tax Fees	$6,878
All Other Fees	$5,000

Total	$69,878

Audit Fees.    This category includes the audit of our annual financial statements included in our Form 10-K Annual Report, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees.    This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees.    This category consists of professional services rendered by the independent auditor for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees.    This category consists of fees for consultation regarding equity incentive plans, revenue recognition, other compliance matters and other miscellaneous items.

All non-audit services provided to the Company by its independent auditor must be pre-approved by the Audit Committee.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals.    Our bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Assistant Corporate Secretary of Ascendant Solutions at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 setting forth certain information, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and address of the proposing stockholder;

•	the number of shares of common stock beneficially owned by the proposing stockholder; and

•	any material interest of the proposing stockholder in such business.

The notice must be received by the Assistant Corporate Secretary no later than December 20, 2004 (assuming that the Company’s 2005 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2004 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting. In order to introduce an item of business at an annual meeting that is not included in the proxy statement the stockholder’s notice must be received by the Assistant Corporate Secretary not less than 30 days nor more than 60 days prior to the meeting, unless less than 40 day’s notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date was made.

Board Nominations.    A stockholder may recommend a nominee to become a director of Ascendant Solutions by giving the Assistant Corporate Secretary of the Company (at the address set forth above) a written notice setting forth certain information, including the following:

As to each person whom the stockholder proposes to nominate:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the number of shares of common stock beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

As to the proposing stockholder:

•	the name and record address of the proposing stockholder; and

•	the number of shares of common stock beneficially owned by the proposing stockholder.

Such notice must be received by the Assistant Corporate Secretary pursuant to the same advance notice requirements that apply to stockholder proposals set forth in the preceding section.

Generally.    Our annual meetings are customarily held during May each year. Copies of our bylaws are available upon written request made to the Assistant Corporate Secretary of Ascendant Solutions at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

OTHER MATTERS

The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment, and in accordance with Rule 14a-4 promulgated under the Exchange Act.

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements, to each stockholder upon written request to Susan K. Olson, Assistant Corporate Secretary, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

Appendix A

ASCENDANT SOLUTIONS, INC.

Charter of the Audit Committee

of the Board of Directors

(Revised April 13, 2004)

I.	Statement of Policy

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ascendant Solutions, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements. The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, review the performance of the Company’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Company’s financial statements prior to the filing of reports with the SEC and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting and auditing. It is not the duty or responsibility of the Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	Organization and Membership Requirements

The Committee shall comprise one or more directors selected by the Board. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.	Committee Authority and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

A.	Oversight of the Company’s Independent Auditor

1.    Be directly and solely responsible for the appointment, compensation, retention, oversight (including resolution of disagreements between management and the independent auditor regarding financial reporting) and, if necessary, termination and replacement of any independent auditor engaged by the Company.

2.    Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

3.    Evaluate annually the qualifications, performance and independence of the independent auditor and report to the Board on its conclusions, together with any recommendations for additional action.

4.    Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years.

5.    Approve in advance the engagement of the independent auditor, including fees and other terms of any such engagement, for all audit services and non-audit services in accordance with applicable law (including SEC and Nasdaq rules), based on independence, qualifications and, if applicable, performance.

6.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

7.    Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

8.    Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

9.    Review with the independent auditor the critical accounting policies and practices used by the Company, including the auditor’s assessment of the quality, not just acceptability, of the accounting principles, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B.	Review of Financial Reporting, Policies and Processes

1.    Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor.

2.    Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

3.    Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.

4.    Review and discuss earnings press releases.

5.    Periodically meet with management and with the independent auditor in separate sessions to discuss any matters that the Committee, management or the independent auditors believe should be discussed privately with the Committee.

6.    Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7.    Review with management its assessment of the effectiveness, integrity and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”) and, when relevant SEC rules are in effect, review annually with the independent auditor the attestation to and report on the assessment made by management.

8.    Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”).

9.    Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

10.    Review with management and the independent auditor the effect of any regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles.

11.    Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

12.    Review any special audit steps adopted in light of any material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

C.	Risk Management, Related Party Transactions, Legal Compliance and Ethics

1.    Review with the chief executive and chief financial officer of the Company as well as the auditors any report on significant deficiencies in the design or operation of the Internal Controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2.    Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties, including the adequate disclosure thereof.

3.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.    As required by applicable law, present to the Board for adoption a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all employees and directors which meets the requirements of the SEC and any applicable securities market or exchange, including the adoption of procedures for monitoring and enforcing compliance with such Code of Conduct. If such Code of Conduct is adopted, as requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

5.    Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

6.    Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

7.    Periodically review and reassess the Charter’s adequacy and recommend any proposed changes to the Board for approval.

DETACH PROXY CARD HERE

☐ PLEASE DATE, SIGN AND MAILTHIS PROXY IN THE ENCLOSEDENVELOPE.		☒ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTOR:

FOR all nominees ☐ listed below	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below	*EXCEPTIONS ☐

*Nominees: Richard L. Bloch—Class B Director (to hold office until the 2007 Annual Meeting and until his successor has been elected and qualified).

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).			To change your address, please mark this box. ☐

*Exceptions			To include any comments, please mark this box. ☐

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

S C A N L I N E

Please mark, date and sign as your name appears hereon. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

		Date Stock Owner sign here	Co-Owner sign here

ASCENDANT SOLUTIONS, INC.

REVOCABLE PROXY

Annual Meeting of Stockholders – May 19, 2004

This Proxy is solicited on behalf of the Board of Directors

The undersigned, as a holder of Common Stock of Ascendant Solutions, Inc. (the “Company”), hereby appoints David E. Bowe and Susan K. Olson as Proxies, with full power of substitution, to represent and to vote as designated on this card, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2004, or any adjournment thereof.

Unless otherwise marked, this Proxy will be voted FOR the election of the Class B nominee for the Board of Directors. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

The Board of Directors recommends a vote “FOR” the nominees listed below.

ASCENDANT SOLUTIONS, INC.

P.O. BOX 11474

NEW YORK, N.Y. 10203-0474